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                                 LOAN AGREEMENT


                                     between


                      PENINSULA PORTS AUTHORITY OF VIRGINIA



                                       and



                          DOMINION TERMINAL ASSOCIATES




                                September 1, 2003

                      -------------------------------------

                                   $43,160,000

                      Coal Terminal Revenue Refunding Bonds
             (Dominion Terminal Associates Project - Brink's Issue)
                                   Series 2003

                     --------------------------------------




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--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



ARTICLE I             DEFINITIONS................................................................................1

ARTICLE II            REPRESENTATIONS............................................................................1

         Section 2.1           Representations of Issuer.........................................................2

         Section 2.2           Representations of Company........................................................3

ARTICLE III           COMPLETION OF THE PROJECT..................................................................4

         Section 3.1           Project Complete..................................................................4

         Section 3.2           Project Use.......................................................................4

         Section 3.3           Operation of Project..............................................................4

ARTICLE IV            ISSUANCE OF BONDS..........................................................................4

         Section 4.1           Issuance of Bonds.................................................................4

ARTICLE V             REPAYMENT OF LOAN..........................................................................4

         Section 5.1           Repayment of Loan and Payment of Purchase Price of Bonds..........................5

         Section 5.2           Additional Payments...............................................................5

         Section 5.3           Prepayments.......................................................................6

         Section 5.4           Assignment of Throughput Payments.................................................6

         Section 5.5           Obligations of Company Unconditional..............................................6

ARTICLE VI            OTHER COMPANY AGREEMENTS...................................................................6

         Section 6.1           Maintenance of Existence..........................................................6

         Section 6.2           Payment of Taxes..................................................................7

         Section 6.3           Arbitrage.........................................................................7

         Section 6.4           Company's Obligation with Respect to Tax Exemption of
                               Interest Paid on the Bonds........................................................7

         Section 6.5           Issuer Fees and Expenses..........................................................8

ARTICLE VII           NO RECOURSE TO ISSUER; INDEMNIFICATION.....................................................8

         Section 7.1           No Recourse to Issuer.............................................................8

         Section 7.2           Indemnification...................................................................8

ARTICLE VIII          ASSIGNMENT.................................................................................9

         Section 8.1           Assignment by Company.............................................................9

         Section 8.2           Assignment by Issuer..............................................................9





ARTICLE IX            DEFAULTS AND REMEDIES......................................................................9

         Section 9.1           Remedies on Default...............................................................9

         Section 9.2           Delay Not Waiver; Remedies........................................................9

         Section 9.3           Attorneys' Fees and Expenses......................................................9

ARTICLE X             MISCELLANEOUS.............................................................................10

         Section 10.1          Notices..........................................................................10

         Section 10.2          Binding Effect...................................................................10

         Section 10.3          Severability.....................................................................10

         Section 10.4          Amendments.......................................................................10

         Section 10.5          Right of Company To Perform Issuer's Agreements..................................10

         Section 10.6          Applicable Law...................................................................10

         Section 10.7          Captions; References to Sections.................................................10

         Section 10.8          Complete Agreement...............................................................10

         Section 10.9          Termination......................................................................10

         Section 10.10         Counterparts.....................................................................11

         Section 10.11         Limitation of Liability..........................................................11

         Section 10.12         Limited Nature of Company's Obligations; Pittston Terminal's
                               Liability for Obligations of the Company; Certain Decisions
                               Regarding the Bonds..............................................................11


EXHIBIT A                      Description of the Facilities...................................................A-1


                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT, dated as of September 1, 2003, is entered into between PENINSULA PORTS AUTHORITY OF VIRGINIA, a body politic and corporate and a political subdivision of the Commonwealth of Virginia (the "Issuer"), and DOMINION TERMINAL ASSOCIATES, a Virginia general partnership (the "Company").

     Chapter 46 of the Acts of Assembly of 1952 of the Commonwealth of Virginia, as amended and supplemented (the "Act"), authorizes the Issuer to issue revenue bonds for any of its purposes and to issue bonds to refund such revenue bonds.

     The Issuer proposes to issue its $43,160,000 Coal Terminal Revenue Refunding Bonds (Dominion Terminal Associates Project - Brink's Issue) Series 2003 (the "Bonds") pursuant to the Indenture (defined below) in order to refund the Issuer's Coal Terminal Revenue Refunding Bonds (Dominion Terminal Associates Project) Series 1992 (the "1992 Bonds"), all on the terms and conditions set forth in this Loan Agreement.

     Accordingly, the Issuer and the Company agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     For purposes of this Loan Agreement, unless the context clearly requires otherwise, all terms defined in Article I of the Indenture have the same meanings in this Loan Agreement. In addition, the following terms have the following meanings:

     "Fifth Supplemental Lease" means the Fifth Amendment and Supplement to Lease, dated as of the date of this Loan Agreement, between the Issuer and the Company.

     "Indenture" means the Indenture of Trust relating to the Bonds, dated as of the date of this Loan Agreement, between the Issuer and Wachovia Bank, National Association, as Trustee, as amended or supplemented from time to time in accordance with its terms.

     "Lease" means the Lease, dated as of October 15, 1982, as amended and supplemented between the Issuer and the Company.

     "Project" means the Facilities described in Exhibit A.

                                   ARTICLE II
                                 REPRESENTATIONS

Section 2.1       Representations of Issuer.  The Issuer represents as follows:

     (a) The Issuer (i) is a body politic and corporate and a political subdivision of the Commonwealth, duly organized and existing under the laws of the Commonwealth, (ii) has full power and authority to enter into and to consummate the transactions contemplated by this Loan Agreement, the Fifth Supplemental Lease and the Indenture, (iii) to the best of its knowledge is not in default under any provisions of the laws of the Commonwealth, (iv) by proper corporate action has duly authorized the execution and delivery of this Loan Agreement, the Bonds, the Fifth Supplemental Lease and the Indenture, and (v) had and continues to have full legal right, power and authority to enter into and consummate the transactions contemplated by the Lease.

     (b) Under existing statutes and decisions, no taxes on income or profits are imposed on the Issuer. The Issuer will not knowingly take or omit to take any action reasonably within its control that would impair the exclusion of interest on the Bonds from gross income for federal income tax purposes.

     (c) The execution and delivery by the Issuer of, and the consummation by the Issuer of the transactions contemplated by, this Loan Agreement, the Fifth Supplemental Lease and the Indenture will not conflict with, result in a breach of or default under or (except with respect to the lien of the Indenture) result in the imposition of any lien on any property of the Issuer pursuant to the terms, conditions or provisions of any statute, order, rule, regulation, agreement or instrument to which the Issuer is a party or by which it is bound.

     (d) Each of this Loan Agreement, the Fifth Supplemental Lease and the Indenture has been duly authorized, executed and delivered by the Issuer and constitutes the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting creditors' rights generally and subject to the availability of equitable remedies.

     (e) There is no litigation or proceeding pending, or to the knowledge of the Issuer threatened, which would adversely affect the validity of this Loan Agreement, the Lease, the Indenture or the Bonds or the ability of the Issuer to comply with its obligations under them.

     (f) The Issuer is not in default under any of the provisions of the laws of the Commonwealth which would affect its existence or its powers referred to in subsection (a) of this Section. The Revenues pledged under the Indenture have not been pledged in connection with any other obligation of the Issuer, and the Issuer is not in default under any other obligation which would adversely affect the transactions contemplated by this Loan Agreement, the Indenture or the Bonds.

     (g) The Issuer, at a meeting duly held in accordance with law, has found and determined that, based on representations of the Company, all requirements of the Act have been complied with and that the issuance of the Bonds to refund the 1992 Bonds is in furtherance of the purposes for which the Issuer was created.

     (h) No member, director, commissioner, officer or official of the Issuer having any interest (financial, employment or other) in the Company or the transactions contemplated by this Loan Agreement has participated in the Issuer's approval of such transactions.

     (i) The Issuer will apply the proceeds from the sale of the Bonds as specified in the Indenture and this Loan Agreement. So long as any of the Bonds remain outstanding and except as may be authorized by the Indenture, the Issuer will not issue or sell any bonds or obligations, other than the Bonds, the principal of or premium, if any, or interest on which will be payable from this Loan Agreement or the property described in the granting clauses of the Indenture.

     (j) The Project is being leased by the Issuer to the Company under the Lease, this Loan Agreement is being executed in connection with the Issuer's ownership of the Project, and the amounts payable by the Company under this Loan Agreement are "revenues" within the meaning of the Act.


     Section 2.2  Representations of Company. The Company represents as follows:

     (a) The Company (i) is a general partnership duly organized under the laws of the Commonwealth, (ii) has full power to own its properties and conduct its business, (iii) has full power and authority to enter into and to consummate the transactions contemplated by this Loan Agreement, the Assignment and the Fifth Supplemental Lease, (iv) by proper action has duly authorized the execution and delivery of this Loan Agreement, the Assignment and the Fifth Supplemental Lease, and (v) had and continues to have full legal right, power and authority to enter into and to consummate the transactions contemplated by the Lease.

     (b) The execution and delivery by the Company of, and the consummation by the Company of the transactions contemplated by, this Loan Agreement, the Assignment or the Fifth Supplemental Lease will not conflict with, result in a breach of or default under or result in the imposition of any lien on any property of the Company pursuant to the terms, conditions or provisions of any statute, order, rule, regulation, agreement or instrument to which the Company is a party or by which it is bound.

     (c) Each of this Loan Agreement, the Assignment and the Fifth Supplemental Lease has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights generally and subject to the availability of equitable remedies.

     (d) There is no litigation or proceeding pending, or to the knowledge of the Company threatened, which could adversely affect the validity of this Loan Agreement, the Assignment or the Lease or the ability of the Company to comply with its obligations under them.

     (e) The information contained in all written information relating to the Project and the Bonds provided by the Company to the Issuer and bond counsel for the Bonds is true and correct in all material respects.

     (f) The Project consists and will consist of the facilities described in Exhibit A, and no changes will be made in the Project except as permitted by
Section 3.2.

                                  ARTICLE III
                            COMPLETION OF THE PROJECT

     Section 3.1 Project Complete. The acquisition and construction of the Project has been completed as contemplated by the Lease.

     Section 3.2 Project Use. The Company will not make any material change in the intended use of the Project unless the Trustee and the Issuer receive an Opinion of Tax Counsel to the effect that such change will not impair the exclusion of interest on the Bonds from the gross income of the owners of the Bonds for federal income tax purposes.

     Section 3.3 Operation of Project. So long as the Company operates the Project, it will operate it so as not to impair the exclusion of interest on the Bonds from the gross income of the owners of the Bonds for federal income tax purposes and so that the Project will constitute "port facilities" within the meaning of the Act.

                                   ARTICLE IV
                                ISSUANCE OF BONDS

     Section 4.1 Issuance of Bonds. In order to refund the 1992 Bonds, the Issuer will issue, sell and deliver the Bonds to their initial purchasers and deposit the proceeds of the Bonds with the Trustee as provided in Article IV of the Indenture. Such deposit will constitute a loan to the Company under this Loan Agreement. In consideration for the refunding by the Issuer of the 1992 Bonds which relieves the Company of its obligation to pay an amount sufficient to pay the 1992 Bonds, the Company agrees to make the payments required in
Section 5.1. The Issuer authorizes the Trustee to disburse the proceeds of the Bonds in accordance with Section 4.1 of the Indenture. The Company approves the Indenture and the issuance by the Issuer of the Bonds.

                                   ARTICLE V
                                REPAYMENT OF LOAN

     Section 5.1 Repayment of Loan and Payment of Purchase Price of Bonds. (a) The Company will repay the loan made to it under Section 4.1 as follows: By 10:00 a.m. eastern time on each day on which any payment of principal of, premium, if any, and interest on Bonds becomes due (whether at maturity, or upon redemption or acceleration or otherwise), the Company will pay an amount which, together with other moneys held by the Trustee under the Indenture and available for such purpose, will enable the Trustee to make such payment in full in a timely manner. If the Company defaults in any payment required by this Section, the Company will pay interest (to the extent allowed by law) on such amount until paid at the rate provided for in the Bonds.

     (b) The Company will pay to the Trustee, on each day on which a payment of purchase price of a Bond which has been put or is to be purchased in lieu of redemption becomes due, an amount which, together with other moneys held by the Trustee under the Indenture and available for such purpose, will enable the Trustee to make such payment in full in a timely manner.

     (c) In furtherance of the foregoing, so long as any Bonds are outstanding the Company will pay all amounts required to prevent any deficiency or default in any payment of the Bonds, including any deficiency caused by an act or failure to act by the Trustee, the Company, the Issuer, the Remarketing Agent or any other person.

     (d) All amounts payable under this Section by the Company are assigned by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Bondholders. The Company consents to such assignment. Accordingly, the Company will pay directly to the Trustee at its principal corporate trust office all payments payable by the Company pursuant to this Section.

     (e) The Company need not pay any amount paid to Bondholders by a draw on any Letter of Credit. The Company will pay directly to the Bank, in accordance with the reimbursement agreement pursuant to which such Letter of Credit was issued, amounts owed with respect to Reimbursement Obligations.

     (f) The Company will receive a credit against the amounts payable to the Trustee under this Section for any amounts paid directly to the Trustee by Pittston Coal Terminal Corporation pursuant to the Assignment or by the Parent Company pursuant to the Parent Company Guaranty.

     Section 5.2 Additional Payments. The Company will also pay the following within 30 days after receipt of a written request for payment:

     (a) The reasonable fees and expenses of the Issuer incurred in connection with the execution and delivery of, and the performance of the Issuer's obligations under, this Loan Agreement, the Indenture, the Bonds, and other related documents to which the Issuer is a party, such fees and expenses to be paid directly to the Issuer or as directed by it.

     (b) The fees and expenses of the Trustee, any Paying Agent, the Remarketing Agent and all other fiduciaries and agents serving under the Indenture (including any expenses in connection with any redemption of the Bonds), and all fees and expenses, including attorneys' fees, of the Trustee and any Paying Agent for any extraordinary services rendered by them under the Indenture. All such fees and expenses are to be paid directly to the Trustee, Paying Agent, the Remarketing Agent or other fiduciary or agent for its own account as and when such fees and expenses become due and payable.

     Section 5.3 Prepayments. The Company may at any time and from time to time prepay to the Trustee all or any part of the amounts payable under Section 5.1. A prepayment will not relieve the Company of its obligations under this Loan Agreement until all the Bonds have been paid or provision for their payment made in accordance with the Indenture. In the event of a mandatory redemption of the Bonds, the Company will prepay all amounts necessary for such redemption.

     Section 5.4 Assignment of Throughput Payments. Pursuant to the Assignment, the Company will assign to the Issuer all of the Company's right, title and interest in and to the payments to be made by Pittston Coal Terminal Corporation with respect to the Bonds under Section 3.2(a)(ix) of the Throughput Agreement.

     Section 5.5 Obligations of Company Unconditional. The obligations of the Company to make the payments required by Sections 5.1 and 5.3 and to perform its other agreements contained in this Loan Agreement are absolute and unconditional. Until the principal of and interest on the Bonds have been fully paid or provision for their payment made in accordance with the Indenture, the Company (i) will not suspend or discontinue any payments provided for in Section 5.1, (ii) will perform all its other agreements in this Loan Agreement, and
(iii) will not terminate this Loan Agreement for any cause including any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the laws of the United States or of the Commonwealth or any political subdivision of either or any failure of the Issuer to perform any of its agreements, whether express or implied, or any duty, liability or obligation arising from or connected with this Loan Agreement.

                                   ARTICLE VI
                            OTHER COMPANY AGREEMENTS

     Section 6.1 Maintenance of Existence. The Company will maintain its existence as a general partnership under the laws of the Commonwealth and will not merge or consolidate with, or sell or otherwise transfer to another legal entity all or substantially all of its assets as an entirety and/or dissolve unless (i) there is a surviving, resulting or transferee legal entity organized and existing under the laws of the United States, any state or the District of Columbia, which is solvent and (if not the Company) assumes in writing all the obligations of the Company under this Loan Agreement and (ii) the Company or the surviving or transferee entity is not immediately after such merger, consolidation or transfer in default in any material respect under this Loan Agreement; provided, however, this will not be construed as prohibiting changes in the ownership interests of the Partners in the Company.

     Section 6.2 Payment of Taxes. The Company will pay all taxes and other governmental charges and assessments, if any, that are levied, assessed or imposed upon any interest of the Issuer or the Trustee in this Loan Agreement or any payment received by or due to the Issuer or the Trustee (other than their fees) pursuant to this Loan Agreement.

     Section 6.3 Arbitrage. The Company covenants with the Issuer and for and on behalf of the purchasers and owners of the Bonds from time to time outstanding that, so long as any of the Bonds remain outstanding, moneys on deposit in any fund in connection with the Bonds, whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code, and any lawful regulations promulgated thereunder, as they exist on this date, or may from time to time hereafter be amended, supplemented or revised.

     Section 6.4 Company's Obligation with Respect to Tax Exemption of Interest Paid on the Bonds. Notwithstanding any other provision of this Loan Agreement, the Company covenants and agrees that it will not knowingly take or authorize or permit, to the extent such action is within its control, any action to be taken with respect to the Project, or the proceeds of the Bonds (including investment earnings), insurance, condemnation, or any other proceeds derived directly or indirectly in connection with the Project, which will result in the loss of the exclusion of interest on the Bonds from gross income for federal income tax purposes under Section 103 of the Code (except for any Bond during any period while it is held by a person referred to in Section 147(a) of the Code); and the Company also will not knowingly omit to take any action in its power which, if omitted, would cause the above result. The inclusion of interest on any Bond in the computation of the alternative minimum tax imposed by Section 55 of the Code or the branch profits tax on foreign corporations imposed by Section 884 of the Code does not constitute a loss of the exclusion of interest on the Bonds from gross income for federal income tax purposes under Section 103 of the Code within the meaning of this Section. This provision will control in case of conflict or ambiguity with any other provision of this Loan Agreement.

     The Company covenants and agrees to notify the Trustee, the Issuer and, if a Letter of Credit is in effect, the Bank of the occurrence of any event of which the Company has notice which would require the Company to prepay the amounts due under this Loan Agreement because of a redemption resulting from a determination of taxability.

     The Company, at its sole expense, will take all steps necessary to cause the requirements of Section 148(f) of the Code to be satisfied with respect to the Bonds, including, but not limited to, all reporting and rebate requirements, and will, upon request, provide the Trustee with evidence of such compliance.

     Section 6.5 Issuer Fees and Expenses. The Company shall pay to or on behalf of the Issuer, its reasonable costs and expenses incurred or to be paid by the Issuer directly related to the issuance and delivery of the Bonds, the refunding of the 1992 Bonds and the performance of its duties and responsibilities pursuant to this Loan Agreement, the Indenture or other documents or instruments by which it is bound in connection therewith, including the fees of its counsel and other advisors and the reasonable administrative fees of the Issuer, which Issuer fees consist of an application fee of $1,000, a special meeting fee of $700, a one-time closing fee of $200 and a one-time administrative fee of $37,830.

                                  ARTICLE VII
                     NO RECOURSE TO ISSUER; INDEMNIFICATION

     Section 7.1 No Recourse to Issuer. The Bonds will at all times constitute special, limited obligations of the Issuer. The Issuer will not be obligated to pay the Bonds except from revenues provided by the Company. The issuance of the Bonds will not directly or indirectly or contingently obligate the Issuer, the Commonwealth or any of its political subdivisions to levy or pledge any form of taxation whatever or to make any appropriation for their payment. Neither the Issuer nor any commissioner or officer of the Issuer nor any person executing the Bonds will be liable personally for the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds.

     Section 7.2 Indemnification. The Company will, at its expense, indemnify and save harmless the Issuer and its commissioners, officers, employees and agents against and from any and all claims, damages, demands, expenses, liabilities and losses of every kind asserted by or on behalf of any person, firm, corporation or governmental authority arising out of, resulting from or in any way connected with the condition, use, possession, conduct, management, planning, design, acquisition, construction, installation or financing of the Project. The Company will also, at its expense, indemnify and save harmless the Issuer against and from all costs, reasonable counsel fees, expenses and liabilities incurred in any action or proceeding brought by reason of any such claim or demand. If any proceeding is brought against the Issuer by reason of any such claim or demand, the Company will, upon written notice from the Issuer, defend such proceeding on behalf of the Issuer. Notwithstanding the foregoing, the Company will not be obligated to indemnify the Issuer or any of its commissioners, officers, employees or agents or hold any of them harmless against or from or in respect of any claim, damage, demand, expense, liability or loss arising from the intentional or willful misconduct or gross negligence of the Issuer or any of its commissioners, officers, employees or agents or any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact describing the Issuer in any official statement or preliminary official statement relating to the Bonds.

     The Company agrees upon the terms and conditions and subject to the limitations set forth in this Loan Agreement, including the limitation on the liability of the Partners in Section 10.11, to indemnify the Trustee and the Paying Agent for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust created by the Indenture, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under this Loan Agreement.

                                  ARTICLE VIII
                                   ASSIGNMENT

     Section 8.1 Assignment by Company. The Company may assign its rights and obligations under this Loan Agreement without the consent of either the Issuer or the Trustee, but, except as provided in Section 6.1, no assignment will relieve the Company from primary liability for any obligations under this Loan Agreement.

     Section 8.2 Assignment by Issuer. The Issuer will assign its rights under and interest in this Loan Agreement (except for the Unassigned Rights) to the Trustee pursuant to the Indenture, it being understood and agreed that such assignment will be an absolute assignment, but without recourse to or representation by the Issuer. Otherwise, the Issuer will not sell, assign or otherwise dispose of its rights under or interest in this Loan Agreement nor create or permit to exist any lien, encumbrance or other security interest in or on such rights or interest.

                                   ARTICLE IX
                              DEFAULTS AND REMEDIES

     Section 9.1 Remedies on Default. Whenever any Event of Default under the Indenture has occurred and is continuing, the Trustee may take whatever action may appear necessary or desirable to collect the payments then due and to become due or to enforce performance of any agreement of the Company in this Loan Agreement.

     In addition, if an Event of Default under the Indenture has occurred and is continuing with respect to any of the Unassigned Rights, the Issuer may take whatever action may appear necessary or desirable to it to enforce performance by the Company of such Unassigned Rights.

     Any amounts collected pursuant to action taken under this Section (except for amounts payable directly to or on behalf of the Issuer or the Trustee pursuant to Sections 5.2, 7.2 and 9.3) will be applied in accordance with the Indenture.

     Nothing in this Loan Agreement will be construed to permit the Issuer, the Trustee or any Bondholder or any receiver in any proceeding brought under the Indenture to take possession or use of or exclude the Company from possession or use of the Project by reason of the occurrence of an Event of Default.

     Section 9.2 Delay Not Waiver; Remedies. A delay or omission by the Issuer or the Trustee in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 9.3 Attorneys' Fees and Expenses. If the Company should default under any provision of this Loan Agreement and the Issuer should employ attorneys or incur other expenses for the collection of the payments due under this Loan Agreement, the Company will on demand pay to the Issuer or as directed by it the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer.

                                   ARTICLE X
                                  MISCELLANEOUS

     Section 10.1 Notices. All notices or other communications under this Loan Agreement will be sufficiently given and will be deemed given when delivered or mailed as provided in the Indenture.

     Section 10.2 Binding Effect. This Loan Agreement will inure to the benefit of and will be binding upon the Issuer, the Company and their respective successors and assigns, subject, however, to the limitations contained in
Section 6.1.

     Section 10.3 Severability. If any provision of this Loan Agreement is determined to be unenforceable at any time, that will not affect any other provision of this Loan Agreement or the enforceability of that provision at any other time.

     Section 10.4 Amendments. After the issuance of the Bonds, this Loan Agreement may not be effectively amended or terminated without the written consent of the Trustee and, if a Letter of Credit is in effect, the Bank and in accordance with the provisions of the Indenture.

     Section 10.5 Right of Company To Perform Issuer's Agreements. The Issuer irrevocably authorizes and empowers the Company to perform in the name and on behalf of the Issuer any agreement made by the Issuer in this Loan Agreement or in the Indenture which the Issuer fails to perform in a timely fashion if the continuance of such failure could result in an Event of Default. This Section will not require the Company to perform any agreement of the Issuer.

     Section 10.6 Applicable Law. This Loan Agreement will be governed by and construed in accordance with the laws of the Commonwealth.

     Section 10.7 Captions; References to Sections. The captions in this Loan Agreement are for convenience only and do not define or limit the scope or intent of any provisions or Sections of this Loan Agreement. References to Articles and Sections are to the Articles and Sections of this Loan Agreement, unless the context otherwise requires.

     Section 10.8 Complete Agreement. This Loan Agreement represents the entire agreement between the Issuer and the Company with respect to its subject matter.

     Section 10.9 Termination. When no Bonds are Outstanding under the Indenture, the Company and the Issuer will have no further obligations under this Loan Agreement, except for the Company's obligations under Sections 5.2, 6.3, 6.4, 7.2 and 9.3.

     Section 10.10 Counterparts. This Loan Agreement may be signed in several counterparts. Each will be an original, but all of them together constitute the same instrument.

     Section 10.11 Limitation of Liability. Notwithstanding anything to the contrary provided in this Loan Agreement or the Indenture, each and every term, covenant, condition and provision of this Loan Agreement is made specifically subject to the provisions of this Section 10.11. It is specifically understood and agreed that the liability of the Company is limited to the Company's interest in the obligations of Pittston Coal Terminal Corporation to make payments with respect to the Bonds under Section 3.2(a)(ix) of the Throughput Agreement and is payable solely from those payments and collateral, if any, specifically pledged for such purpose.

     Any liability or obligation of the Company arising out of or from this Loan Agreement will be a liability or obligation of and enforceable against the Company only and will not be a liability or obligation of or enforceable against any Partner of the Company individually or in its capacity as a partner.

     Section 10.12 Limited Nature of Company's Obligations; Pittston Terminal's Liability for Obligations of the Company; Certain Decisions Regarding the Bonds. As provided in the Throughput Agreement and the Agreement Regarding 2003 Brink's Bonds, dated as of August 15, 2003, among the Company, the Partners and Pittston Terminal, all of the Company's obligations with respect to the Bonds are payable solely from payments received by the Company from Pittston Terminal pursuant to the Throughput Agreement and Pittston Terminal shall act as the agent of the Company for purposes of making certain Company decisions relating to the Bonds.

                                    PENINSULA PORTS AUTHORITY OF
                                    VIRGINIA

                                    By: /s/ Robert E. Yancey
                                       -----------------------------------------
                                         Chairman


                                    DOMINION TERMINAL ASSOCIATES,
                                       a General Partnership

                                    By: /s/ Charles E. Brinley
                                       -----------------------------------------
                                         President

                                    EXHIBIT A


                            DESCRIPTION OF FACILITIES
                            -------------------------

     The Dominion Terminal Associates coal facility is sized to have an annual throughput of approximately 20 million tons per year. A total ground storage capacity of approximately 1.5 million tons is available. The terminal pier and loading facilities are designed to handle colliers ranging in size from 20,000 to 173,000 dwt. and barges of varying sizes.

     The land on which the facility is located is on the east bank of the James River in Newport News, Virginia. It is bordered on the northwest by the Pier IX coal terminal and on the southeast by the CSX Piers 14 and 15 properties which are now limited in use, the primary business of Piers 14 and 15 appearing to be the leasing of the piers.

     The deep water channel, approximately 50 feet deep, borders the site. Road access to the facility is from Harbor Road, which borders the south side of the terminal site.

     1. Railroad Service. The coal terminal facility is served by CSX Transportation, Inc. CSX brings loaded cars to the empty tracks. DTA moves the loaded cars from the empty tracks into position for dumping and then moves the cars back to the empty tracks.

     2. Material Handling System. The material handling system is designed so that coal may be unloaded from the railroad hopper cars and transported by conveyor directly to the shiploader for depositing in the holds of vessels. However, most of the coal received is transported to one or two stacker/reclaimers for deposit on the ground storage piles.

        An enclosed tandem rotary car dumper is used to unload the hopper cars two at a time. The coal deposited in the hoppers beneath the dumper passes through a grizzly which prevents large foreign material from entering and damaging the belt conveying system. Just prior to dumping, the rail cars pass through a thaw shed which assists in unloading during freezing weather.

        Vibrating feeders transfer the coal from the receiving hoppers to the conveyor belts and place it on conveyor belts for elevation up above grade to a 1,000-ton surge silo. The surge silo is used to increase unloading efficiency by allowing the coal to accumulate while the stacker/reclaimer is moving from one stockpile to another. A three-stage "as received" sampling system is provided at the 1,000-ton storage silo.

        While the unloading system is in operation, coal received may be diverted directly to waiting colliers or barges or transferred to either of two stacker/reclaimers for stacking in stockpiles. The design rate for the receiving material handling system is 5,200 tons/hr.

     The reclaim system provides for reclaiming coal with either or both stacker/reclaimers and a reclaimer, then conveying it to two-4,000 ton surge silos located near the pier. Reclaim from these surge silos goes directly to the pier-mounted shiploader for loading into the holds of coal carriers. When blending two different types of coal is required, the proper percentage of each is withdrawn from each silo. An "As Shipped" sampling system is located at the tail end of the conveyor leading to the shiploader.

        Belt scales are provided for both the unloading system and the shiploading system to provide the necessary information for managing the coal stockpiles, blending and as a check against the draft surveyor's measurement for the coal being loaded in vessels. The design rate for the reclaim handling system is 6,800 tons/hr. The shiploader and dock conveyor is rated at 6,500 tons/hr. The higher capacity takes into account shiploader shutdowns for hatch changes.

     3. Marine Facilities. The marine facilities include a dredge deep-water basin and shiploader pier.

        The dredging provides access and berthing areas at the pier which extends towards shore from the Corps of Engineers' pierhead line. An area on the south side of the pier has been dredged to a depth of 50 feet to match the existing channel. The north side of the pier can be dredged to a depth of 50 feet if so necessitated by an increase in business.

        The shiploader dock is designed as a finger pier with a berth on each side for loading colliers up to 173,000 dwt. It is provided with a trestle connection to shore. The pier supports the shiploading conveyor and shiploader, plus a roadway with a turnaround area at the offshore end. Both faces of the pier are provided with a fendering system. A turning dolphin has been constructed at the outer end, connected by a walkway to the pier.

     4. Mobile Equipment. Mobile equipment is used for maintenance and operation of the coal terminal facility. Switch engines are used to move trains while dozers are needed to assist the bucket wheel stackers and reclaimers in storing and reclaiming coal outside their reach. The following types of mobile equipment are provided for the facility:

                a. Track-mounted dozers with coal blades;

                b. Switch Engines;

                c. Mobile cranes;

                d. Flat-bed trucks;

                e. Pickup trucks;

                f. Automobiles;

                g. Maintenance vehicles; and

                h. Front-end loader.

     5. Control Stations. The rotary dumper and the receiving hopper vibrating feeders have a separate control panel located in the dumper building. The shiploader and stacker/reclaimers and reclaimer are controlled from cabs mounted as part of their construction. The systems of conveyors leading to and from yard storage are controlled from a central control room atop transfer tower TT2 or from other computer sites. The shiploader and the vibrating feeders under the two 4,000-ton shiploader surge silos are controlled by an operator in the cab of the shiploader.

     6. Auxiliary Buildings. The following auxiliary buildings are provided for the coal terminal operation:

                a. Administration building including a locker room;

                b. Repair shop and warehouse;

                c. A series of small buildings to house electrical equipment;

                d. A series of small buildings to house pumping equipment; and

                e. A maintenance building.

     7. Utilities and Communications. Industrial and potable water is available at the coal terminal site. This water is delivered by underground pipelines to the areas requiring its use.

        A fuel storage and distribution system is provided. Fuel tanks of sufficient capacity store diesel oil and gasoline for use by mobile equipment or building heating systems. Electricity is provided to the facility from a main substation located near the property boundary. A complete distribution system is included to carry electric power to all facilities. The sewage collected from the various auxiliary buildings is delivered to a nearby existing manhole located near Pier 14. The sewage is then directed to the Newport News Treatment Plant.

        The facilities have a communications system, including telephones located in critical locations and a radio system for communications between operators at the various control stations.

     8. Pollution Control Equipment. A full complement of pollution control equipment was installed for the facility, as required by the owner-obtained environmental permits. This includes a combination of water sprays and baghouse-type dust collectors located at critical facility dust emission points.